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                                                                    Exhibit 99.2
                                          For Further Information Contact
                                          Robert E. Phaneuf
For Immediate Release                     Vice President - Corporate Development
Tuesday, October 17, 2000                 (918) 592-0101

           VINTAGE PETROLEUM REPORTS ECUADOR EXPLORATORY WELL RESULT

     Tulsa, Oklahoma - Vintage Petroleum, Inc. today announced that the company has completed the drilling of the Rio Cotapino well in Ecuador's Block 19. The well, drilled to a total depth of approximately 7,060 feet, was not productive in the primary target Hollin formation. Similarly, it was not commercially productive in the secondary target, the Napo - T formation, which tested approximately 50 barrels of oil per day of 15 degree API gravity crude. This well completes Vintage's drilling obligation on the block. Concession costs and exploratory dry hole costs associated with the well are approximately $2.3 million ($1.5 million after-tax), substantially all of which will be charged to expense in the financial results of the third quarter 2000.

Forward-Looking Statements

     This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address future production and cash flow, exploration drilling, exploitation activities and events or developments that the company expects are forward-looking statements. Although Vintage believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include

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oil and gas prices, exploitation and exploration successes, continued
availability of capital and financing, and general economic, market or business conditions.

     Vintage Petroleum is an independent energy company engaged in the acquisition, exploitation, exploration and development of oil and gas properties and the marketing of natural gas and crude oil. Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the New York Stock Exchange under the symbol VPI.

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